UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2001

AMERICAN DIVERSIFIED GROUP, INC.
(Exact name of registrant as specified in charter)

Nevada	0-23532	88-0292161
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS employer identification No.)

110 North Center Street, Suite 202
Hickory, NC		28601
(Address of principal executive office)		(Zip Code)

Registrant's telephone number, including area code: 828-322-2044

Item 5. Other Events

The Registrant and the former stockholders of its wholly-owned subsidiary, Global Transmedia Communications Corporation, a Delaware corporation ("Global"), entered into an amendment (the "Amendment") dated as of January 5, 2001 to the Share Purchase Agreement dated as of February 19, 2000 which was originally filed with the Securities and Exchange Commission as Exhibit 10 (iv) to the Registrant’s Annual Report on Form 10-KSB for its year ended December 31, 1999.

The Amendment changed the consideration payable by the Registrant for the shares of Global that it acquired from Global’s former stockholders on February 19, 2000. Under the Share Purchase Agreement, the consideration payable to Global’s former stockholders would have been 25 million shares of the Registrant’s Common Stock ("Registrant Shares") and the issuance to Global’s former stockholders of warrants to purchase a further 100 million Registrant Shares at an exercise price of $.08 per Registrant Share. The inclusion of the warrants in the original agreement dated as of February 19, 2000 would have made the exchange taxable to the former Global stockholders. For that reason, payment by the Registrant for the Global shares was deferred pending the renegotiation of the agreement dated as of February 19, 2000 to provide for payment of different consideration consisting solely of Registrant Shares.

The Amendment provides that the Registrant’s payment for the Global shares consist solely of Registrant Shares. In lieu of the warrants provided for in the original agreement, the number of Registrant Shares payable as consideration for the Global shares has been increased in the Amendment from 25 million to 85 million. On January 5, 2001 the Registrant issued the 85 million Registrant Shares to the former Global stockholders as full payment for the Global shares it acquired from them in February, 2000. Each of the certificates issued evidencing the Registrant Shares contains a legend reflecting that the Registrant Shares were not registered under the Securities Act of 1933, as amended (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. As a result, the Registrant Shares may not be sold or offered for sale except pursuant to an effective registration statement under the Act or an opinion of counsel for the corporation that registration is not required under the Act.

Item 7. Exhibits

Exhibit No	Description
10.1	Amendment to Share Purchase Agreement dated as of January 5, 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN DIVERSIFIED GROUP, INC.

/s/ Jerrold R. Hinton
JERROLD R. HINTON, PRESIDENT/CEO
Date: January 10, 2001

EXHIBIT 10.1

AMENDMENT TO SHARE PURCHASE AGREEMENT

Parties

This Amendment to Share Purchase Agreement ("Amendment") is made on and as of January 5, 2001 by and among AMERICAN DIVERSIFIED GROUP, INC., a Nevada corporation ("ADGI") and the following individuals and entities (Global Stockholders") who together constitute all persons who were entitled on November 2, 1999 and at all times thereafter through and including February 19, 2000 to beneficial ownership of shares of common stock, par value $.0001 per share ("Global Common Stock") of GLOBAL TRANSMEDIA COMMUNICATIONS CORPORATION, a corporation existing under the laws of the State of Delaware (hereinafter "Global"), namely Vivian Manevich ("Manevich"), Timothy M. Huff ("Huff"), Thomas Y. Jimenez ("Jimenez"), Bretton Hill Funding, LLC ("BHF LLC"), Peter J. Lindemann ("Lindemann"), James E. Ontiveros ("Ontiveros"), James E. Kimble ("Kimble"), Dung Quoc Dinh ("Dinh") and Florida Export Finance Corporation, a Florida corporation ("FEFC").

Recitals
  ADGI, Global and Manevich are parties to a Share Purchase Agreement dated as of February 19, 2000 ("Agreement"). The Agreement was signed by Manevich as (1) President, Chairman and Secretary of Global and (2) as "Controlling Shareholder and on behalf of all remaining Shareholders".
  The Agreement, which resulted from negotiations that commenced on November 2, 1999, contemplates the issuance by ADGI of 25 shares of its common stock, par value $.001 per share ("ADGI Common Stock"), and warrants to purchase 100 additional shares thereof at an exercise price of $.08 per share expiring at various times, in exchange for each share of Global Common Stock.
  On February 19, 2000, ADGI acquired all outstanding shares of Global Common Stock, but did not issue the ADGI Common Stock and warrants described in clause B. The latter securities were never issued because the parties had determined before February 19, 2000 that the exchange as originally contemplated would not have been tax-free to holders of Global Common Stock. The parties agreed that issuance of the consideration for the Global Common Stock acquired by ADGI would be paid later, upon completion of negotiations regarding substitute consideration.
  Since February 19, 2000 the parties have been negotiating an acceptable substitute for the stock-plus-warrants consideration that was originally to be issued by ADGI. The parties have now reached agreement as to the nature and amount of the substitute consideration.
  The substitute consideration referred to in paragraph D is to consist entirely of shares of ADGI Common Stock. The parties have agreed that the number of shares of ADGI Common Stock to be issued is first to be increased by the number of shares that would have been issued upon exercise of the warrants described in clause B, then reduced by the quotient of $8 million divided by $0.20. The purpose of the latter reduction is to reflect the fact that ADGI will not receive the sum of $8 million that it would have received upon the exercise in full of the warrants that were to have been issued under the terms of the Agreement.
  The parties now wish to amend the Agreement to set forth the nature and amount of the consideration to be paid for the Global Common Stock, and wish to release each other from any further obligation with respect to shares of Global Common Stock.

  Agreements

  1. Definitions. Capitalized terms used in this Amendment and not otherwise (a) defined or (b) amended by this Amendment have the meanings assigned to them in the Agreement.

  2. Amendment of Definitions. The following definitions are changed or added:

  2.1. Definition of "Payment Shares". The definition of "Payment Shares" contained in section 1.1 of the Agreement is deleted in its entirety and is replaced by the following:

  "’Payment Shares’ means shares of common stock of the Purchaser, that is, shares of ADGI Common Stock. Purchaser undertakes to make every reasonable effort to prepare and file with the Securities and Exchange Commission as soon as reasonably practicable a registration statement on Form SB-2, or such other Form as may be applicable under the Securities Act of 1933, as amended (the "Act), for the purpose of registering, among other securities, the shares of Purchaser’s common stock issued in connection with this Agreement. Such registration statement may include other Shares of the Company's common stock and Shares underlying common stock purchase options issued and granted to officers, directors and consultants, among others, prior to and subsequent to this Agreement, and such registration statement shall provide for public resale by holders of the Company's securities to the maximum extent permissible under the Act."

  2.2. Definition of "Vendor". The definition of "Vendor" contained in section 1.1 of the Agreement is deleted in its entirety and is replaced by the following:

  "’Vendor’ means the Global Stockholders collectively, as they are identified in section 2.3 of the Agreement as amended by this Amendment."

  2.3. Added Definitions. The following definitions are added:

  "ADGI Common Stock" means shares of common stock, par value $.001 per share, of Purchaser.

  "Global Common Stock" means shares of common stock, par value $.0001 per share, of GLOBAL.

  3. Amendment of Consideration. Sections 2.2 and 2.3 of the Agreement are hereby deleted in their entirety and replaced by the following:

  "2.2 Aggregate Purchase Price: The aggregate purchase price payable by the Purchaser for the Purchased Shares shall be $5,000,040, to be paid immediately upon the signing of this amendment by all parties, in shares of Purchaser’s Common Stock valued for this purpose at $.058824 per share. The aggregate number of shares of Purchaser’s Common Stock to be issued in payment for the Purchased Shares shall be 85,000,000, 78,200,000 of which shall be issued immediately upon the signing of this Amendment by all parties, and the 6,800,000-share balance of which shall be reserved for issuance upon exercise of the Common Stock Purchase Warrant ("Warrant") issued by Global to BHF LLC dated November 26, 1999. By its signature on this Amendment, BHF LLC acknowledges and agrees that as a result of the transaction contemplated by the Agreement as amended by this Amendment, and as contemplated by Article 4 of the Warrant, the "Purchase Number" defined in the Warrant shall become 6,800,000 shares of ADGI Common Stock, and the "Purchase Price" as there defined shall become $.0735294 per share, both effective upon the signing of this Amendment by all parties and both subject to further adjustment as provided in section 3 of the Warrant.

  "2.3 Individual Purchase Prices. The purchase price payable to each individual holder of Purchased Shares shall be as follows, at the rate of 170,000 shares of ADGI Common Stock for each share of Global Common Stock:

Name of holder and Number of Purchased Shares owned	Purchase price (Number of shares of ADGI Common Stock)
Manevich, 125 shares	21,250,000
Huff, 150 shares	25,500,000
Jimenez, 95 shares	16,150,000
BHF LLC, 10 shares	1,700,000
Lindemann, 25 shares	4,250,000
Ontiveros, 25 shares	4,250,000
Kimble, 20 shares	3,400,000
Dinh, 5 shares	850,000
FEFC, 5 shares	850,000
Total, 460 shares	78,200,000
BHF LLC, Warrant to purchase 40 shares	6,800,000 (subject to exercise)"

  4. Amended Representation and Warranty. Section 3.3 of the Agreement is hereby deleted in its entirety and replaced by the following:

  "3.3. Authorized and Issued Capital. The authorized capital of GLOBAL consists of Thirty Million (30,000,000) shares of Global Common Stock, of which 460 shares are issued and outstanding, fully paid and nonassessable, and held of record and beneficially by the Global Stockholders in the respective quantities indicated in the table in section 2.3 of the Agreement as amended by this Amendment. 40 additional shares are issuable upon the exercise of the Warrant. The shares of Global Common Stock issued and outstanding, and the shares thereof that are issuable upon exercise of the Warrant, are collectively referred to as the ‘Purchased Shares’). No other person or entity has any right to acquire any shares of Global Common Stock or any security issued or to be issued by Global which is convertible into or exercisable or exchangeable for shares of Global Common Stock.

  5. Added Section. A new section 8.4 is hereby added to Article VIII of the Agreement, reading as follows:

  " 8.4. Mutual Affirmation and Release. Each of the Global Stockholders affirms to each of the others, to Global, and to Purchaser, that the number of shares of Global Common Stock shown in the left column of the table in section 2.3 of this Amendment is the number which each Global Stockholder was entitled to own beneficially and of record as of November 2, 1999 and at all times thereafter through and including the Closing Date. All parties affirm to each other that (i) the revised consideration to be paid for the Purchased Shares set forth in section 2.2 of this Amendment was calculated by increasing the ADGI Common Stock portion of the Payment Shares as set forth in the definition of that term in the Agreement, and eliminating the Warrants portion of the Payment Shares as set forth in the same definition, and (ii) the increased number of shares of ADGI Common Stock was calculated by taking the number of shares issuable upon full exercise of the Warrants and subtracting a number of shares equal to the aggregate Warrant exercise price of $8 million divided by the $.20 per share value assigned to shares of ADGI Common Stock in section 2.3 of the Agreement as amended by this Amendment. Each of the Global Stockholders, and Global and Purchaser, hereby releases and discharges each party to this Amendment other than him-, her- or itself, from any claim, obligation or liability to the releasing party relating in any way to the issuance or transfer to the releasing party of additional shares of Global Common Stock or ADGI Common Stock as consideration for the Purchased Shares, beyond the number indicated in the table in section 2.3 of this Amendment."

  6. Notices. Section 11.2(a) of the agreement is amended to provide that an additional copy of any notices sent to Purchaser shall be sent to:

  Rosenman & Colin LLP

575 Madison Avenue
New York, New York 10022
Att.: Robinson Markel, Esq.

  7.Agreement Ratified. The Agreement, as amended by this Amendment, is in all respects ratified, confirmed and approved.

  8.Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

  Execution and Signatures

  IN WITNESS WHEREOF, this Amendment has been executed by each of the parties on and as of January 5, 2001

AMERICAN DIVERSIFIED GROUP INC. /s/ By Jerrold R. Hinton, Its President/CEO	GLOBAL TRANSMEDIA COMMUNICATIONS CORPORATION /s/ By Vivian Manevich Its President
BRETTON HILL FUNDING LLC /s/ By Robert Wolf Its Managing Member	FLORIDA EXPORT FINANCE CORPORATION /s/ By J. Stephen Fancher Its President/CEO
/s/ Timothy M. Huff Timothy M. Huff	/s/ Thomas Y. Jiminez Thomas Y. Jimenez
/s/ Peter J. Lindemann Peter J. Lindemann	/s/ James E. Ontiveros James E. Ontiveros
/s/ James E. Kimble James E. Kimble	/s/ Dung Quoc Dinh Dung Quoc Dinh
/s/ Vivian Manevich Vivian Manevich